UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 8, 2017

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 200, Columbia, MD	21044
(Address of Principal Executive Offices)	(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 8, 2017 the Board of Directors of GP Strategies Corporation, a Delaware corporation (“the Company”), approved certain amendments to the Company’s By-Laws.

The Company’s By-Laws had provided for an Executive Committee with broad powers, had given the Board of Directors the authority to create other committees with such powers granted by the Board of Directors, and had addressed certain matters relating to the operations of the Executive Committee and other committees. Under this authority, the Board of Directors has established Audit, Compensation, Nominating/Corporate Governance and Government Security Committees, all of which operate pursuant to written charters approved by the Board of Directors.

The amendments eliminate the Executive Committee specific provisions so that it is structured consistently with the Company’s other committees. In conjunction with the amendment to the By-Laws, the Board of Directors also approved a charter for the Executive Committee. The amendments also clarify the Board of Directors’ authority to create such committees as it deems appropriate, simplify the committee provisions, and delete certain duplicative language.

The amendments are effective as of the time of Board of Directors approval.

The foregoing description of the amendments is qualified in its entirety by reference to the amended by-laws which is filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements & Exhibits

(d) Exhibits

3.1	GP Strategies Corporation Amended and Restated By-Laws, including all amendments through August 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: August 14, 2017	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, General Counsel & Secretary